Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 (No.333-220776) pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company;

(2)	Registration Statement on Form S-1 (No.333-220775) and related prospectus of The Simply Good Foods Company; and

(3)	Registration Statement on Form S-1 (No.333-217244) and related prospectus of The Simply Good Foods Company;

of our report dated October 24, 2018 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of The Simply Good Foods Company for the year ended August 25, 2018.

/s/ Ernst & Young LLP
Denver, Colorado
October 24, 2018